Exhibit 10.7

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2017 (this “Agreement”), is made by and among Newmark Group, Inc., a Delaware corporation (“Newmark”), BGC Partners, Inc., a Delaware corporation (“BGC Partners”), and Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”).

W I T N E S S E T H:

WHEREAS, Cantor, BGC Partners and Newmark have entered into the Separation and Distribution Agreement, dated as of [●], 2017 (as amended from time to time, the “Separation and Distribution Agreement”), with BGC Holdings, L.P., a Delaware limited partnership, BGC Partners, L.P., a Delaware limited partnership, Newmark Holdings, L.P., a Delaware limited partnership (“Newmark Holdings”), and Newmark Partners, L.P., a Delaware limited partnership, to effect the Contribution and the Distribution.

WHEREAS, BGC Partners and Cantor and their respective Affiliates received or may receive Newmark Common Stock (as defined below), including in connection with the Contribution or the Distribution or upon the exchange of Newmark Holdings Exchangeable Limited Partnership Interests (as defined below).

WHEREAS, Cantor, BGC Partners and Newmark desire to enter into this Agreement to set forth the terms and conditions of the registration rights and obligations of Newmark and the Holders.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

Article I

Definitions

Section 1.1    Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control,” with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Article III Notice” has the meaning set forth in Section 3.1.

“BGC Partners” has the meaning set forth in the Preamble, including any successor to BGC Partners, Inc., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“BGC Partners Group” means BGC Partners and any of its Affiliates (other than Newmark and its Subsidiaries).

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed for business in New York City, New York, United States of America.

“Cantor” has the meaning set forth in the Preamble, including any successor to Cantor Fitzgerald, L.P., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“Cantor Group” means Cantor and any of its Affiliates (other than Newmark and its Subsidiaries).

“Closing” means “Closing” as defined in the Separation and Distribution Agreement.

“Contribution” means “Contribution” as defined in the Separation and Distribution Agreement.

“Damages” has the meaning set forth in Section 6.1.

“Demand Registration” has the meaning set forth in Section 2.1.

“Demand Request” has the meaning set forth in Section 2.1.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus (if any) and (iii) all other information prepared by or on behalf of Newmark, in each case, that is deemed under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Distribution” means “Distribution” as defined in the Separation and Distribution Agreement.

“Distribution Effective Time” means “Distribution Effective Time” as defined in the Separation and Distribution Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” shall mean (i) prior to the Distribution Effective Time, any member of the BGC Partners Group or any member of the Cantor Group holding Registrable Securities and (ii) after the Distribution Effective Time, any member of the Cantor Group holding Registrable Securities.

“Holder Covered Persons” has the meaning set forth in Section 6.1.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of (unless prepared by Newmark or on behalf of Newmark) a Holder and used or referred to by such Holder in connection with the offering of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 6.3.

“Indemnifying Party” has the meaning set forth in Section 6.3.

“Newmark” has the meaning set forth in the Preamble, including any successor to Newmark, Inc., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“Newmark Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Newmark (it being understood that if the Newmark Class A Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to Newmark Class A Common Stock in this Agreement shall refer to such other security into which the Newmark Class A Common Stock was reclassified, exchanged or converted).

“Newmark Class B Common Stock” means the Class B common stock, par value $0.01 per share, of Newmark (it being understood that if the Newmark Class B Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to Newmark Class B Common Stock in this Agreement shall refer to such other security into which the Newmark Class B Common Stock was reclassified, exchanged or converted).

“Newmark Common Stock” means the Newmark Class A Common Stock and the Newmark Class B Common Stock, as applicable.

“Newmark Covered Person” has the meaning set forth in Section 6.2.

“Newmark Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of Newmark, other than a Holder Free Writing Prospectus.

“Newmark Holdings” has the meaning set forth in the Recitals.

“Newmark Holdings Exchangeable Limited Partnership Interest” means an “Exchangeable Limited Partnership Interest” as defined in the Newmark Holdings Limited Partnership Agreement.

“Newmark Holdings Limited Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Newmark Holdings, L.P., as amended from time to time.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggy-back Registration” has the meaning set forth in Section 3.1.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Public Offering” has the meaning set forth in Section 3.1.

“Registrable Securities” means shares of Newmark Class A Common Stock, including shares of Newmark Class A Common Stock issued or transferred or to be issued or transferred to any Holder pursuant to and in accordance with the Newmark Holdings Limited Partnership Agreement, the Contribution or the Distribution, any shares of Newmark Class A Common Stock issued or issuable in respect of or in exchange for any shares of Newmark Class B Common Stock and any other shares of Newmark Class A Common Stock that may be acquired by any Holder. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have ceased to be outstanding, or (iv) such securities may be sold in the public market of the United States, in unlimited amounts, under Rule 144(k), without registration under the Securities Act. For any calculations relating to Registrable Securities herein, the Newmark Holdings Exchangeable Limited Partnership Interests are counted as the number of shares of Newmark Common Stock issuable in respect of such Newmark Holdings Exchangeable Limited Partnership Interests (whether or not issued), in accordance with the Newmark Holdings Limited Partnership Agreement.

“Registration Expenses” has the meaning set forth in Section 5.1.

“Registration Statement” means any registration statement of Newmark that covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” has the meaning set forth in Section 7.1.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Stockholders” has the meaning set forth in Section 3.2.

“Separation and Distribution Agreement” has the meaning set forth in the Recitals.

Article II

Demand Registrations

Section 2.1    Requests for Registration. Subject to the provisions of this Article II, any Holder or group of Holders may at any time make a written request (a “Demand Request”) for registration under the Securities Act of Registrable Securities (a “Demand Registration”). Such Demand Requests shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition. Newmark shall, subject to the provisions of this Article II and to the Holders’ compliance with their obligations under the provisions of this Agreement, use its reasonable best efforts to file with the SEC a Registration Statement registering all Registrable Securities included in such Demand Request, for disposition in accordance with the intended method or methods set forth therein; provided that if the managing underwriter(s) for a Demand Registration in which Registrable Securities are proposed to be included pursuant to this Article II that involves an underwritten offering shall advise Newmark that, in its reasonable opinion, the number of Registrable Securities to be sold is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of Newmark and the Holders), then Newmark will be entitled to reduce the number of Registrable Securities included in such registration to the number that, in the opinion of the managing underwriter(s), can be sold without having the adverse effect referred to above; provided, further, that in the event of such a reduction in the number of Registrable Securities included in such registration, the number of Registrable Securities registered shall be allocated in the following priority: first, pro rata among the Holders participating in the Demand Registration, based on the number of Registrable Securities included by such Holder in the Demand Request; second, shares of Newmark Class A Common Stock proposed to be registered for offer and sale by Newmark; and third, shares of Newmark Class A Common Stock proposed to be registered pursuant to any piggy-back registration rights of security holders of Newmark other than any Holder. Newmark shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after filing and to remain effective until the earlier of (i) 90 days following the date on which it was declared effective and (ii) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein.

Section 2.2    Timing of Registrations. Notwithstanding anything in this Article II to the contrary, Newmark shall not be obligated to effect a Demand Registration (i) if a Piggy-back Registration had been available to any Holder within the 180 days preceding the date of the Demand Request or (ii) during any period (not to exceed 180 days) following the closing of the completion of an offering of securities by Newmark if such Demand Registration would cause Newmark to breach a “lock-up” or similar provision contained in the underwriting agreement for such offering.

Section 2.3    Suspension of Registration. Notwithstanding the foregoing, if in the good faith judgment of the Board of Directors of Newmark it would be materially detrimental to Newmark and its stockholders for any Registration Statement to be filed or continued to be used or for any Registration Statement or Prospectus to be amended or supplemented because such filing, continued use, amendment or supplement would (i) require disclosure of material non-public information, the disclosure of which would be reasonably likely to materially and adversely affect Newmark and its subsidiaries taken as a whole, or (ii) materially interfere with any existing or prospective business transaction or negotiation involving Newmark, Newmark shall have the right to suspend the use of the applicable Registration Statement or delay delivery or filing, but not the preparation, of the applicable Registration Statement or Prospectus or any document incorporated therein by reference, in each case for a reasonable period of time; provided, however, that Newmark shall not be able to exercise such suspension right more than twice in each 12-month period aggregating not more than 150 days in such 12-month period. In the event that the ability of the Holders to sell shall be suspended for any reason, the period of such suspension shall not count towards compliance with the 90-day period referred to in clause (i) of Section 2.1.

Article III

Piggy-back Registrations

Section 3.1    Right to Include Registrable Securities. If at any time Newmark proposes to register (including for this purpose a registration effected by Newmark for security holders of Newmark other than any Holder) securities which may include any shares of Newmark Common Stock and to file a Registration Statement with respect thereto under the Securities Act, whether or not for sale for its own account (other than pursuant to (i) a registration statement on Form S-4, Form S-8 or any successor or similar forms; or (ii) a registration statement for the sales of Registrable Securities issuable or issued upon exchange, conversion or sale of any Newmark Holdings Exchangeable Limited Partnership Interests held by any member of the Cantor Group), in a manner that would permit registration of Registrable Securities for resale to the public under the Securities Act (a “Public Offering”), Newmark will each such time promptly give written notice to the Holders of (a) its intention to do so, (b) the form of registration statement of the SEC that has been selected by Newmark and (c) the rights of Holders under this Article III (the “Article III Notice”). Newmark will include in any Public Offering all Registrable Securities that Newmark is requested in writing, within 15 days after the date the Article III Notice is delivered by Newmark, to register by the Holders thereof (each, a “Piggy-back Registration”); provided, however, that (A) if, at any time after giving the Article III Notice and prior to the effective date of the Registration Statement filed in connection therewith, Newmark shall determine to abandon such Public Offering, Newmark may give written notice of such determination to all Holders who so requested registration, and thereafter Newmark shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned Public Offering (without prejudice to the other rights of Holders under this Article III), and (B) Newmark shall be permitted to delay such Public Offering for the same period and under the same circumstances as set forth in Section 2.3. No Piggy-back Registration effected by Newmark under this Article III shall relieve Newmark of its obligations to effect Demand Registrations under Article II, except as otherwise set forth in Section 2.2.

Section 3.2    Priority; Registration Form. If the managing underwriter(s) for a Piggy-back Registration that involves an underwritten offering shall advise Newmark in good faith that in its opinion, the number of shares of Newmark Common Stock to be sold for the account of persons other than Newmark (collectively, “Selling Stockholders”) is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of Newmark and the Holders), then the number of shares of Newmark Common Stock to be sold for the account of Selling Stockholders (including Holders) may be reduced to a number that, in the reasonable opinion of the managing underwriter(s), may reasonably be sold without having the adverse effect referred to above. The reduced number of shares of Newmark Common Stock that may be registered in such Public Offering shall be allocated in the following priority: first, to shares of Newmark Common Stock proposed to be registered for offer and sale by Newmark; second, to shares of Newmark Common Stock proposed to be registered pursuant to any demand registration rights of security holders of Newmark other than any Holder; and third, to Registrable Securities proposed to be registered by Holders as a Piggy-back Registration. If the number of Registrable Securities proposed to be registered by Holders as a Piggy-back Registration is reduced pursuant to this Section 3.2, such Registrable Securities included in the Registration Statement shall be allocated pro rata among the Holders participating in the Piggy-back Registration based on the number of Registrable Securities beneficially owned by the respective Holders. If, as a result of the proration provisions of this Section 3.2, any Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Article III that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from such registration.

Article IV

Registration Procedures

Section 4.1    Use Reasonable Best Efforts. In connection with Newmark’s registration obligations pursuant to Article II and Article III, Newmark shall use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof and pursuant thereto Newmark shall as expeditiously as reasonably practicable:

(a)    prepare and file with the SEC a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, and to cause such Registration Statement to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act;

(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the time period required by this Agreement; cause the Registration Statement and the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement;

(c)    notify the selling Holders and the managing underwriter(s), if any, promptly if at any time (i) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (ii) any Registration Statement, or any post-effective amendment thereto, becomes effective, (iii) the SEC or any other federal or state governmental authority requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (iv) the SEC or any other federal or state governmental authority issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (v) Newmark receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification, (vi) upon the discovery of any event which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made (provided, however, that, in the case of this subclause (vi), such notice need only state that an event of such nature has occurred, without describing such event), (vii) of the determination by counsel of Newmark that a post-effective amendment to a Registration Statement is advisable; or (viii) if, at any time, the representations and warranties of Newmark in any applicable underwriting agreement cease to be true and correct in all material respects. Newmark hereby agrees to promptly reimburse any selling Holders for any reasonable out-of-pocket losses and expenses incurred in connection with any uncompleted sale of any Registrable Securities in the event that Newmark fails to timely notify such Holder that the Registration Statement then on file with the SEC is no longer effective;

(d)    make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest reasonably practicable time;

(e)    if requested by the managing underwriter(s) or any Holder of Registrable Securities being sold in connection with an underwritten offering, incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information which the managing underwriter(s), such Holder and Newmark reasonably agree is required to be included therein relating to such sale of Registrable Securities; and file such supplement or post-effective amendment as soon as practicable in accordance with the Securities Act and the rules and regulations promulgated thereunder;

(f)    furnish to each selling Holder and each managing underwriter, if any, one signed copy of the Registration Statement or Registration Statements, any Newmark Free Writing Prospectus and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC;

(g)    deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment, supplement or exhibit thereto as such Persons may reasonably request; and consent to the use of such Prospectus or any amendment, supplement or exhibit thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment, supplement or exhibit, in each case in accordance with the intended method or methods of disposition thereof;

(h)    prior to any public offering of Registrable Securities, register or qualify, or cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; keep each such registration or qualification effective during the period that the applicable Registration Statement is required to be maintained effective under this Agreement; and do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that Newmark will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(i)    furnish to counsel selected by the Holders, prior to the filing of a Registration Statement or Prospectus or any supplement or post-effective amendment or any Newmark Free Writing Prospectus thereto with the SEC, copies of such documents and with a reasonable and appropriate opportunity to review and comment on such documents, subject to such documents being under Newmark’s control;

(j)    cooperate with the selling Holders and the underwriter(s), if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or underwriter(s) may request at least five (5) Business Days prior to any sale of Registrable Securities represented by such certificates;

(k)    subject to Section 4.3, upon the occurrence of any event described in clause (vi) of Section 4.1(c), promptly prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required documents, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and to cause such supplement or post-effective amendment to become effective as soon as practicable;

(l)    take all other actions in connection therewith as are reasonably necessary or desirable to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (i) enter into an underwriting agreement in customary form with the managing underwriter(s) (such agreement to contain standard and customary indemnities, representations, warranties and other agreements of or from Newmark, as the case may be); (ii) obtain opinions of counsel to Newmark (which, if reasonably acceptable to the underwriter(s), may be Newmark’s inside counsel) addressed to the underwriter(s), such opinions to be in customary form; and (iii) obtain “comfort” letters from Newmark’s independent certified public accountants addressed to the underwriter(s), such letters to be in customary form;

(m)    with respect to each Newmark Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Newmark Free Writing Prospectus or other materials without the Holders whose Registrable Securities are being registered having first been provided with a reasonable opportunity to review and comment on such documents;

(n)    within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Newmark Free Writing Prospectuses with the SEC;

(o)    make available for inspection by any selling Holder of Registrable Securities, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter(s) all reasonably requested financial and other records, pertinent corporate documents and properties of Newmark; and cause Newmark’s officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such selling Holders, underwriter(s), attorneys, accountants or agents in connection with such Registration Statement (each selling Holder of Registrable Securities agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be kept confidential by it and, except as required by law, not disclosed by it, in each case, unless and until such information is made generally available to the public other than by such selling Holder; and each selling Holder of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, promptly give notice to Newmark and allow Newmark at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential);

(p)    consider in good faith any reasonable request of the selling Holders and underwriters for the participation of management of Newmark in “road shows” and similar sales events;

(q)    reasonably cooperate with the selling Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel, in connection with any filings required to be made with the National Association of Securities Dealers;

(r)    cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any Newmark Common Stock is then listed or quoted; and

(s)    take all other customary steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 4.2    Holders’ Obligation to Furnish Information. Newmark may require each Holder of Registrable Securities as to which any registration is being effected to furnish to Newmark such information regarding the distribution of such Registrable Securities as Newmark may from time to time reasonably request in writing.

Section 4.3    Suspension of Sales Pending Amendment of Prospectus. Each Holder shall, upon receipt of any notice from Newmark of the happening of any event of the kind described in clauses (iii) through (vi) of Section 4.1(c), suspend the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of a supplemented or amended Prospectus or until it is advised in writing by Newmark that the use of the applicable Prospectus may be resumed, and, if so directed by Newmark such Holder will deliver to Newmark all copies, other than permanent file copies, then in such Holder’s possession of any Prospectus covering such Registrable Securities. If Newmark shall have given any such notice during a period when a Demand Registration is in effect, the 90-day period referred to in clause (i) of Section 2.1 shall be extended by the number of days of such suspension period.

Article V

Registration Expenses

Section 5.1    Registration Expenses. Except as otherwise expressly provided herein to the contrary, all reasonable and documented expenses incident to Newmark’s performance of or compliance with its obligations under this Agreement, including all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incident to such performance or compliance), (v) securities acts liability insurance (if Newmark elects to obtain such insurance) and (vi) the expenses and fees for listing securities to be registered on any securities exchange, shall be borne by Newmark (all such expenses being herein referred to as “Registration Expenses”); provided, however, that Registration Expenses shall not include any underwriting discounts or commissions or transfer taxes, which underwriting discounts or commissions and transfer taxes shall in all cases be borne solely by the Holders.

Article VI

Indemnification

Section 6.1    Indemnification by Newmark. In the event of any registration of any securities of Newmark under the Securities Act pursuant to Article II or Article III, Newmark will indemnify and hold harmless each selling Holder of any Registrable Securities covered by such Registration Statement, its directors, officers and agents and each other Person, if any, who controls such selling Holder within the meaning of Section 15 of the Securities Act (each such selling Holder and such other Persons, collectively, “Holder Covered Persons”), against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) actually and as incurred by such Holder Covered Person under the Securities Act, common law or otherwise, to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or result from (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Registration Statement, the Prospectus, or in any amendment or supplement thereto, under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Newmark shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Newmark shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Newmark shall not be liable to any Holder Covered Person in any such case to the extent that any such Damage (or action or proceeding in respect thereof) arises out of or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to Newmark by or on behalf of any such Holder Covered Person specifically for use in the preparation thereof.

Section 6.2    Indemnification by the Selling Holders. Each Holder selling Registrable Securities in any Registration Statement filed pursuant to Article II or Article III will indemnify and hold harmless, severally and not jointly, Newmark, its directors, officers and agents and each Person controlling Newmark within the meaning of Section 15 of the Securities Act (each, a “Newmark Covered Person”) against any and all Damages actually and as incurred by such Newmark Covered Person under the Securities Act, common law or otherwise, to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or result from any statement or alleged statement in or omission or alleged omission from the Disclosure Package, such Registration Statement, any preliminary, final or summary Prospectus contained therein, any Holder Free Writing Prospectus for such Holder or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Newmark or its representatives by or on behalf of any selling Holder specifically for use in the preparation of such Disclosure Package, Registration Statement, preliminary, final or summary Prospectus, Holder Free Writing Prospectus or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater than the net proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Newmark or any of its directors, officers, agents or controlling Persons. Newmark may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that each such selling Holder acknowledge its agreement to be bound by the provisions of this Agreement (including this Article VI) applicable to it.

Section 6.3    Notices of Claims. Promptly after receipt by a Holder Covered Person or a Newmark Covered Person (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VI, such Indemnified Party will, if a claim in respect thereof is to be made against, respectively, Newmark, on the one hand, or any selling Holder, on the other hand (such Person or Persons, the “Indemnifying Party”), give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Article VI, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability that it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof in accordance with this Section 6.3, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Article VI for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable cost of investigation; provided, further, that if, in the Indemnified Party’s reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of such claim, then such Indemnified Party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the Indemnifying Party’s expense to represent such Indemnified Party. No Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement, which shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

Section 6.4    Contribution. If the indemnification provided for in this Article VI is unavailable or insufficient to hold harmless an Indemnified Party under this Article VI, then each Indemnifying Party shall have a several and not joint obligation to contribute to the amount paid or payable by such Indemnified Party as a result of the Damages referred to in this Article VI in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the offering that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. Notwithstanding anything in this Section 6.4 to the contrary, no Holder shall be required to contribute any amount pursuant to this Section 6.4 in excess of the amount by which (i) the net proceeds received by such Holder from the sale of Registrable Securities in the offering to which the misstatement or omission relates exceeds (ii) the amount of any Damages which such Holder has otherwise been required to pay by reason of such misstatement or omission. Newmark and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.4. The amount paid by an Indemnified Party as a result of the Damages referred to in the first sentence of this Section 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 6.3 if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof) that is the subject of this Section 6.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an Indemnified Party under this Section 6.4 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under this Section 6.4, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 6.3 has not been given with respect to such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Article VI, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability that it may have to such Indemnified Party.

Article VII

Rule 144

Section 7.1    Rule 144. Newmark shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, so long as it is subject to such reporting requirements, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limits of the exemptions provided by Rule 144 of the Securities Act (“Rule 144”). Upon the request of a Holder, Newmark shall deliver to such Holder a written statement stating whether it has complied with such requirements and will take such further action as such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limits of the exemptions provided by Rule 144.

Article VIII

Underwritten Registrations

Section 8.1    Selection of Underwriter(s). In each registration under Article II or Article III, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by Newmark; provided, however, that in the case of a registration under Article II, such underwriter(s) and managing underwriter(s) shall be subject to the approval by the Holders of a majority in aggregate amount of Registrable Securities included in such offering, which approval shall not be unreasonably withheld or delayed.

Section 8.2    Agreements of Selling Holders. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on a basis provided in any underwriting agreement in customary form, including the making of customary representations, warranties and indemnities and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or as reasonably requested by Newmark (whether or not such offering is underwritten).

Article IX

Holdback Agreements

Section 9.1    Restrictions on Public Sales by Holders. To the extent not inconsistent with applicable law, each Holder that is timely notified in writing by the managing underwriter(s) or underwriter(s) shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any securities of Newmark of the same class or series being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act) or any securities of Newmark convertible into or exchangeable or exercisable for securities of the same class or series, during the seven-day period prior to the effective date of the applicable Registration Statement, if such date is known, or during the period beginning on such effective date and ending either (i) 60 days after such effective date or (ii) any such earlier date as may be requested by the managing underwriter(s) or underwriter(s) of such registration, except as part of such registration.

Article X

Representations and Warranties

Section 10.1    Representations and Warranties of the Parties. Newmark, BGC Partners, and Cantor hereby represent and warrant to each other as follows:

(a)    The execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate (or similar) action on its part. This Agreement constitutes a legal, valid and binding agreement of such party enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles (it being understood that such exception shall not in itself be construed to mean that this Agreement is not enforceable in accordance with its terms).

(b)    The execution, delivery or performance of this Agreement by such party and the consummation by it of the transactions contemplated hereby do not and will not contravene or conflict with such party’s certificate of incorporation, bylaws or similar governing documents, or conflict with, result in a breach or constitute a default under any statute, loan agreement, mortgage, indenture, deed or other agreement to which it is a party or to which any of its properties is subject, except in each case as would not reasonably be expected to have a material adverse effect on such party.

Article XI

Effectiveness and Termination

Section 11.1    Effectiveness. This Agreement shall take effect on the date hereof and shall remain in effect until it is terminated pursuant to Section 11.2.

Section 11.2    Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate upon the earliest to occur of : (a) the mutual written agreement of each of the parties hereto to terminate this Agreement and (b) the date on which no Registrable Securities shall remain outstanding.

Article XII

Miscellaneous

Section 12.1    Interpretation. Article, Section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time. The word “or” is not exclusive unless the context clearly requires otherwise. The words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation.” Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. References to the masculine gender include the feminine gender. The section, paragraph, clause and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or subdivision.

Section 12.2    Amendments and Waivers. This Agreement may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed, in the case of an amendment, by all of the parties hereto, or in the case of a waiver or consent, by the party against whom the waiver or consent, as the case may be, is to be effective.

Section 12.3    Successors and Assigns; Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of parties hereto and their respective successors, assigns and transferees, including binding upon any Person that will be a successor to a party hereto, whether by merger, consolidation or sale of all or substantially all of its assets. This Agreement and any rights or obligations hereunder may not be assigned or transferred without the written consent of the other parties hereto; provided that (a) Cantor may assign any of its rights or obligations hereunder to another member of the Cantor Group or any Person that will be a successor to any member of the Cantor Group, whether by merger, consolidation or sale of all or substantially all of its assets, and (b) BGC Partners may assign any of its rights or obligations hereunder to another member of the BGC Partners Group or any Person that will be a successor to any member of the BGC Partners Group, whether by merger, consolidation or sale of all or substantially all of its assets, in each of cases (a) and (b), without the written consent of the other parties hereto. Nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder, express as expressly set forth herein (including Holder Covered Persons and Newmark Covered Persons).

Section 12.4    Integration. This Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings (written or oral) between the parties with respect to its subject matter.

Section 12.5    Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, by courier or overnight delivery service, by certified or registered mail, return receipt requested, with appropriate postage prepaid, or by facsimile, and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

If to Cantor:

Cantor Fitzgerald, L.P.

110 East 59th Street

New York, New York 10022

Attention:       General Counsel

Fax No:           (212) 829-4708

If to BGC Partners:

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

Attention:       General Counsel

Fax No:           (212) 829-4708

If to Newmark:

Newmark Group, Inc.

125 Park Avenue

New York, New York 10017

Attention:       General Counsel

Fax No:           (312) 276-8715

All such notices, demands and other communications shall be deemed to have been duly given when delivered, if delivered by hand; when delivered, if delivered by courier or overnight delivery service; three (3) Business Days after being deposited in certified or registered mail; and when receipt is mechanically acknowledged, if delivered by facsimile.

Section 12.6    Survival. The representations and warranties made herein shall survive through the term of this Agreement.

Section 12.7    Severability. In the event that any one or more of the provisions hereof is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties shall be enforceable to the fullest extent permitted by law.

Section 12.8    Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each party agrees that all actions or proceedings arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement, shall be determined exclusively in the state or federal courts in the State of New York, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid court, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

Section 12.9    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.10    Specific Performance. The parties hereto agree that, to the extent permitted by law, (a) the obligations imposed on them pursuant to this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party, damages would not be an adequate remedy; and (b) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

NEWMARK GROUP, INC.

By:
Name:
Title:

BGC PARTNERS, INC.

By:
Name:
Title:

CANTOR FITZGERALD, L.P.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement, dated as of [●], 2017,

by and among Newmark Group, Inc., BGC Partners, Inc. and Cantor Fitzgerald, L.P.]